UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230 Lakewood, CO 80228-2039
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Granite Peak Resources’ Continued Role In Assisting American Clean Resources Group, Inc. (“ACRG” or the “Company”) Execute Its Business Plan

Transaction History and Current Status of Granite Peak Resources, LLC (“GPR”) and ACRG:

Since 2019, GPR has been committed to assisting the Company realize activation of its business plan, achieve financial health and build a foundation for its future.

In March 2019, GPR, through its members (including Pure Path Capital Management LLC “Pure Path”) acquired a majority interest in the Company1 The members transferred their shares of common stock of the Company in exchange for an ownership interest in GPR.2

Also in March 2019, GPR acquired the senior secured creditor position previously held by Pure Path, which includes a $2,500,000 first deed of trust on the Tonopah property3 and a secured interest in any and all of ACRG’s tangible or intangible assets, already acquired or hereinafter acquired, including but not limited to: machinery, inventory, accounts receivable, cash, computers, hardware, land and mineral rights, etc. and a secured interest in the Company’s subsidiary.

GPR expressed the purpose of its acquisition is to assist the Company in its execution of its business plan and resolve its current obligations and other claims. During January and September 2020, GPR purchased another 648,648 and 375,070 shares, respectively, and 2,600 in October 2022, in private transactions. GPR is the beneficial owner of 53.9% of the Company’s common stock and is the Company’s largest secured creditor.

On March 16, 2020, the Company executed a Line of Credit (“LOC”) with GPR evidenced by a promissory note. The original LOC was for up to $2,500,000, matured over three years and could be increased by up to another $1,000,000 and extended an additional two years, respectively, at GPR’s sole option. The LOC is for funding operating expenses critical to the Company’s redirection and all requests for funds may be approved or disapproved in GPR’s sole discretion. The LOC bears interest at 10% per annum, is convertible into shares of the Company’s common stock and is secured by the real and personal property GPR already has under lien and in pledge.

The Company entered into an Amendment and Forbearance Agreement with GPR effective July 12, 2021, wherein the LOC was increased to $5,000,000, the due date was extended to March 16, 2025 with an option to increase the LOC by an additional $5,000,000 with an extension for five additional years and the exercise price was reduced to $1.65 per share based on the current market price. The Company entered into a Second Amendment and Forbearance Agreement with GPR on January 5, 2023 wherein GPR agreed to increase the existing LOC to $35,000,000 with an option to increase the LOC by an additional $5,000,000 with an extension for five additional years and the exercise price was reduced to $1.05 per share based on the current market price. Additionally, the TG Note and the Aged Note (defined below) were rolled into the balance of the LOC.

An Amendment to Deed of Trust and Security Agreement was filed on February 14, 2023 (with confirmation of recording received on February 21, 2023) to increase the amount secured. The Deed of Trust in favor of GPR secures One Hundred Million Dollars ($100,000,000) which includes the current LOC as well as future advances.

Effective June 12, 2023, the Company entered into a Third Amendment Agreement with GPR, wherein the LOC was increased to $52,500,000 and both the PP Note and the Judgment (defined below) were rolled into the balance of the LOC and the Deed of Trust was increased to $250,000,000.

The balance due GPR under this LOC as of March 31, 2023 is $10,689,663. GPR is the Company’s majority shareholder, largest creditor and holds a senior secured interest in all assets of the Company, including the stock of its subsidiaries.

Acquisition of Outstanding Defaulted Debt and Material Judgement

In September 2021 GPR acquired an unsecured defaulted promissory note (the “TG Note”) to a former officer and director of the Company that was issued on February 11, 2015. The Note for up to $750,000 was provided in tranches. The balance of the Note at December 31, 2022 was $774, 288 consisting of $477,500 of principal plus accrued interest of $296,788.

[1]	In March 2019, 69,464,434 shares of common stock (including 4,500,000 options to purchase common stock) were acquired by GPR.

[2]	The members of Granite Peak Resources LLC are listed in the Schedule 13D filed by GPR on March 29, 2019.

[3]	The First Deed of Trust secures the Senior Secured Convertible Promissory Note originally issued to Pure Path that had a balance of $2,229,187 and accrued interest of $1,096,235 as of March 31, 2019. (the “PP Note)

Also in September 2021, GPR acquired a convertible note in default held by a non-affiliate third party with a principal balance of $100,000 and accrued interest (the “Aged Note”). In January 2023, the balance of this note and the Note listed above were rolled into the balance of the LOC to clean up the Company’s balance sheet.

GPR executed definitive documents on November 29, 2021 with Stephen Flechner to acquire his judgment against the Company (the “Judgment”). The appropriate documents were filed with the courts to effect this acquisition. The outstanding balance of the judgment at March 31, 2023 was $3,746,285, which includes accrued interest.

Merger with The Sustainable Metal Solutions, LLC Group (“SMS Group”)

The SMS Group (consisting of SMS and its subsidiaries) is committed to being a leading environmental development platform with a focus on producing carbon neutral precious minerals and metals by adhering to a set of clear environmental, social and governance (“ESG”) procedures and policies. The SMS Group is active in the exploration and advancement of mining rights to metals and minerals that may be refined and marketed using the most efficient and sustainable sources of clean energy and operating methods to promote clean land, clean water, and clean air conservation. The SMS Group is working with various technologies to extract valuable metals and minerals efficiently and responsibly, both by mining them from their original underground state and by processing them from historically abandoned mine tailings containing substantial amounts of valuable metals and minerals. These metals were overlooked by earlier mining operations due to less developed separation technologies available at that time and the high cost of moving and reprocessing them. Management of the SMS Group believes that recovering metals and minerals from previously discarded tailings enhances the domestic supply of such metals and minerals at a lower economic cost than importation or traditional domestic mining operations. Additionally, SMS Management believes this will also enables the revitalization of the environment and helps mitigate our carbon footprint. The land, tailings, soil, and material left behind after processing may be repurposed as fill for housing development, land conservation efforts, and road fill, thereby promoting environmental stewardship with sensible land use and biodiversity.

The SMS Group brings the capital and management experience necessary to not only commence the processing of the vast amount of mine tailings located on the Company’s Tonopah Nevada property but also develop the Company’s property for utilization of its location in and geographically strategic access to the Solar Energy Zone, as well as optimizing the value of the water rights controlled by the Company. The Company is actively engaged in its due diligence relating to its acquisition of 80.1% of the SMS Group. Furthermore, the Company is also exploring and evaluating other businesses and operations that produce products, processes and outputs that are sustainability leaders in their fields. Management believes these businesses will help enhance the overall operational lifecycle of our companies, strengthen our economics, and decrease our environmental impact. The above initiatives will further the Company’s ability to strengthen our nation’s supply of valuable metals and minerals processed in an environmentally conscious manner and at a lower cost versus traditional mining operations. This is consistent with its mutually agreed upon 80.1% acquisition of the SMS Group.

The Company executed a definitive agreement to acquire a controlling interest in SMS on January 10, 2022.

Closing of the acquisition of SMS is subject to due diligence. The purchase price for the controlling interest of SMS will be determined based on the price of ACRG common stock on the date of Closing, such date to be decided by the Parties in good faith after all conditions precedent are met. Such conditions precedent include completion of auditing the financial statements of SMS and its subsidiaries and an independent valuation. The SMS Group agreed to the Company’s independent accountants review and audit its financial statements for 2021, 2022, and 2023, and to assist in the financial disclosure requirements required by the SEC. As previously disclosed, this is a complex audit and is still in process.

After completion of the extensive audit of SMS and its subsidiaries, final terms of the transaction will be determined.

In addition, the SK 1300, a comprehensive independent engineering report on SMS's mineral reserves at December 2021, 2022, and 2023, required by the SEC, are being completed; another necessary step in preparing the merger disclosure documents to solicit ACRG’s shareholder approval of the planned business combination.

The transaction requires ACRG, as a prerequisite, to uplist its shares to NASDAQ or a NYSE market, after which ACRG will exchange each SMS member unit for one share of ACRG common stock. The Company will file a registration statement with the SEC covering all shares of common stock issued in conformity with the final terms of the completed transaction.

Continuing Support

GPR has assured the Company that it will support all of the audit, engineering studies, and compliance costs necessary to complete the Company’s acquisition of the SMS Group of companies, including the capital needed for the mandatory uplist of the Company’s shares from the OTC market to NASDAQ or another national exchange as soon as practicable consistent with the complexity and size of the planned acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2023	American Clean Resources Group, Inc.

	By:	/s/ J. Bryan Read
J. Bryan Read
Chief Executive Officer

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